UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2024

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2024, SITE Centers Corp., an Ohio corporation (the “Company”), closed and funded a $530 million mortgage loan facility (the “Loan Facility”) provided by affiliates of Atlas SP Partners, L.P. and Athene Annuity and Life Company (collectively, the “Lenders”). The Company expects to use proceeds from the closing together with cash on hand to repay its outstanding senior unsecured indebtedness prior to the completion of its previously announced spin-off the Company’s convenience real estate portfolio into a publicly traded REIT named Curbline Properties Corp. In connection with the Loan Facility’s closing, the Company terminated the commitment that it had obtained from the Lenders in October 2023 to provide a $1.1 billion financing secured by 40 of the Company’s properties.

In connection with the Loan Facility’s closing, certain wholly-owned subsidiaries of the Company (collectively, the “Borrowers”) entered into a loan agreement (the “Loan Agreement”) with the Lenders and delivered certain promissory notes (collectively, the “Notes”) evidencing their obligation to pay the principal, interest and other amounts under the Loan Facility. The Notes are secured by, among other things, mortgages encumbering the Borrowers’ respective properties (a total of 23 properties) (the “Properties”), and related personal property, leases and rents.

The Loan Facility will mature on September 6, 2026, subject to two one-year extensions at the Borrowers’ option conditioned upon, among other items, the absence of an event of default, satisfaction of a debt yield requirement (12.5% with respect to the first extension option and 13.0% with respect to the second extension option) and payment of a fee at the time of each extension in the amount of 0.25% of the then outstanding principal amount of the loan. The interest rate applicable to the Notes is equal to 30-day Term SOFR (subject to a rate index floor of 3.50%) plus a spread of 2.75% per annum. The Borrowers are required to maintain an interest rate cap with respect to the principal amount of the Notes having a 30-day Term SOFR strike rate equal to 6.25%. During the continuance of an event of default, the contract rate of interest on the Notes will increase to the lesser of (i) the maximum rate allowed by law or (ii) 4% above the interest rate then otherwise applicable.

The Loan Facility is structured as an interest only loan throughout the initial two-year term and any exercised extension periods. The principal amount outstanding under the Loan Facility may be prepaid (in whole or in part) by the Borrowers at any time, provided that prepayments made prior to the first anniversary of the closing date in excess of 35% of the initial principal amount of the Loan Facility will be subject to the Borrowers payment of a spread maintenance premium equal to 2.75% per annum based on the number of days remaining prior to the first anniversary of the closing date. So long as no event of default then exists and subject to other customary release conditions, the Borrowers may cause the Lenders to release Properties from the Loan Facility in connection with their sale by paying 115% of the initial loan amount allocated to such Property (plus the spread maintenance premium, if applicable) provided that after giving effect to such release the debt yield of the remaining Properties is equal to or greater than (i) the debt yield on the Loan Facility’s closing date and (ii) the debt yield in effect immediately prior to such release. Additionally, the Borrowers have the unfettered right to cause the Lenders to release certain outparcels of the Property which are in the process of being subdivided from the Property and transferred to Curbline Properties Corp.

All Property rents will be deposited into lockbox accounts in the name of the Borrowers for the benefit of and controlled by the Lenders. So long as no Trigger Period is continuing, Borrowers shall have control over all funds in such lockbox accounts. During a Trigger Period, substantially all amounts in the lockbox accounts will be remitted to a cash management account controlled by the Lenders on a daily basis and will be used by the Lenders to fund monthly debt service, real estate taxes, insurance, required reserves, other amounts owing to the Lenders and other property-level operating costs, with all remaining amounts to be held by the Lenders as additional collateral for the Loan Facility. A “Trigger Period” commences (i) upon the occurrence of any event of default under the Loan Facility (and ends upon the cure or waiver of the event of default,); (ii) when the debt yield falls below 10.5% (and ends when the debt yield exceeds 10.5% for one calendar quarter); or (iii) upon any bankruptcy action with respect to any Borrower or manager of a Property that has not been discharged within sixty (60) days of filing.

Throughout the term of the Loan Facility, the Company is required to maintain (i) a net worth of not less than 15% of the then outstanding principal amount of the loan (but in no event less than $100 million) and (ii) minimum liquid assets of not less than 5% of the then outstanding principal amount of the loan (but in no event less than $15 million).

In addition, the Company executed a certain Environmental Indemnity Agreement and a certain Guaranty Agreement in favor of the Lenders under which the Company agreed to indemnify the Lenders for certain environmental risks and guaranty the Borrowers’ obligations under the exceptions to the non-recourse provisions in the Loan Agreement. The Loan Agreement includes representations, warranties, affirmative and restrictive covenants and other provisions customary for agreements of this nature. The Loan Agreement also includes customary events of default, including, among others, principal and interest payment defaults, and breaches of affirmative or negative covenants. Upon the occurrence of an event of default, the Lenders may avail themselves of various customary remedies under the Loan Agreement and other agreements executed in connection therewith or applicable law, including accelerating the Loan Facility and realizing on the real property collateral.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2024	By:	/s/ Aaron M. Kitlowski
Aaron M. Kitlowski, Executive Vice President, General Counsel and Secretary